CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------



     We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 of our report dated March 20, 1998 appearing on page F-2 of Intellicall Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-60235 and 33-64583) of such report. We also consent to the reference to us under the heading "Experts" in the Prospectus constituting part of the Registration Statement on Form S-3.



PRICE WATERHOUSE LLP

Dallas, Texas
March 30, 1998